UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): August 12, 2016 (August 9, 2016)

Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36597	47-1016855
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

262 North University Drive Farmington, Utah	84025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 447-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On August 9, 2016, Vista Outdoor Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). On June 24, 2016, the record date for the Annual Meeting, there were 60,313,017 shares of Vista Outdoor common stock outstanding, of which 54,471,268 were present for purposes of establishing a quorum.

At the Annual Meeting, the Company’s stockholders approved the following proposals:

•	the election of April Foley and Tig Krekel to the Company’s board of directors for terms expiring at the Company’s 2019 annual meeting of stockholders;

•	the approval of the Vista Outdoor Inc. Employee Stock Purchase Plan;

•	the approval of the 2014 Stock Incentive Plan;

•	on an advisory basis, the fiscal year 2016 compensation of the Company’s named executive officers; and

•	the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

At the Annual Meeting, the Company’s stockholders did not approve the stockholder proposal regarding the disclosure of actions taken on the Sandy Hook Principles.

Set forth below are the number of votes cast for and against or withheld (as applicable) each matter as well as the number of abstentions and broker non-votes with respect to each matter:

	Votes For	Against	Votes Withheld	Broker Non-Votes
(1) Election of Directors
April Foley	49,288,629	593,303	478,756	4,110,580
Tig Krekel	49,293,639	612,389	454,660	4,110,580

	Votes For	Against	Abstain	Broker Non-Votes
(2) Approval of the Vista Outdoor Inc. Employee Stock Purchase Plan	49,664,271	621,064	75,353	4,110,580

	Votes For	Against	Abstain	Broker Non-Votes
(3) Approval of the 2014 Stock Incentive Plan	44,618,129	5,535,815	206,744	4,110,580

	Votes For	Against	Abstain	Broker Non-Votes
(4) Advisory Vote on 2016 Named Executive Officer Compensation	49,145,560	1,022,033	193,095	4,110,580

	Votes For	Against	Abstain
(5) Ratification of the Appointment of Deloitte & Touche LLP	53,885,303	507,053	78,912

	Votes For	Against	Abstain	Broker Non-Votes
(6) A stockholder proposal regarding the disclosure of actions taken on the Sandy Hook Principles	3,728,202	41,690,616	4,941,870	4,110,580

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.
By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Senior Vice President, General Counsel and Secretary

Date: August 12, 2016